UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 28, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

OKLAHOMA	000-31945	84-1521645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Ave., Suite 2900, Oklahoma City, OK 73102 *
(Address of Principal Executive Offices) (Zip Code)

(405) 239-2121 *
(Registrant’s Telephone Number, Including Area Code)

*	Address and telephone number are those of the Registrant’s Receiver, Bruce W. Day, Esq. See Form 8-K of Registrant, filed July 15, 2008, disclosing appointment of the Receiver.

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported on Form 8-K dated July 15, 2008, the District Court of Tulsa County (the “Court”), case number CJ 2008-04855, by order dated July 14, 2008 (the “Order”) appointed Bruce W. Day as receiver (the “Receiver”) over the Company. Subsequent to such appointment, the Receiver, pursuant to the Court’s Order, has assumed all of the day-to-day administration and management of the Company and its assets. On August 28, 2008, as required by the Order, the Receiver filed his initial report to the Court to inform the Court of the progress of the receivership (the “Receivership”) to date, and the Receiver's plans for the Company for the immediate future. Among other things, the Receiver's report to the Court disclosed that the Receiver had taken custody or effective control of all the Company's funds and property that he had been able to initially identify, and was continuing his diligence investigation to determine whether additional assets (and/or claims) could be identified and marshaled. The Receiver's report included, among other things, a segment discussing the Company's oil and gas properties, and an outline on the Receiver's near term plan to bring value to the Receivership estate by identifying oil and gas properties from which production can be obtained, collecting receivables, recovering lost or converted assets, identifying legal causes of action, and promoting the business interests of the Company.

The Receiver reported that he had retained the services of an independent accountant who, with the assistance of the Company’s CFO, Jeff Johnson, is attempting to indentify the Company’s oil and gas properties as well as its current and past due liabilities. In addition, the Receiver has also retained an independent oil and gas engineering consulting firm to evaluate the known oil and gas properties of the Company and its working interest investors. The report will provide the estimated oil and gas reserves for the known oil and gas properties of the Company, as well as a geological (prospective) evaluation of those properties. The Receiver will be in a better position to evaluate the Company’s properties, its prospects, and the value of investors’ potential future revenues when the engineering report is received and an accounting is completed. Until then, the Company will not be able to complete the preparation of the financial statements for the quarter ended June 30, 2008. As a result, and as previously reported on Form 12b-25 filed August 19, 2008, the Company has been, and continues to be unable to file its Form 10-Q for such period. Until such time as the Company is able to complete the preparation of interim financial statements, the Company will remain in non-compliance with its reporting obligations under the Securities Exchange Act of 1934 (the “Exchange Act”). While the Company intends to diligently work to finalize its financial statements as soon as reasonably practicable, given its current financial and other constraints, combined with the inability to predict the results of the Receiver's on-going diligence investigation, the Company is unable at this time to determine with any degree of certainty when it expects to be in full compliance with its reporting obligations under the Exchange Act. The Receiver believes, however, based upon his initial investigation, that the Company’s financial statements will be materially restated.

A copy of the Receiver’s report is attached to this Report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	The following exhibits are filed herewith:

99.1	Receiver’s Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powder River Petroleum International, Inc.

Date: August 29, 2008	By:	/s/ Bruce W. Day
Bruce W. Day
Receiver

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EXHIBIT INDEX

Exhibit No.	Description

99.1*	Receiver’s Report.

*   Filed herewith.

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